UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 7, 2005

(Date of earliest event reported)

VERSATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

300 Lakeside Drive Suite 1300

Oakland, CA 94612

(Address of principal executive offices and zip code)

(510) 238-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On December 7, 2005, Versata, Inc., a Delaware corporation (the “Company”), Trilogy, Inc., a Delaware corporation (“Parent”), and V Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Parent will commence a cash tender offer to acquire all of the outstanding shares of the Company’s common stock, at a price of $0.40 per share in cash. Following the tender offer, the Merger Agreement contemplates that Sub will be merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent. In connection therewith, shares not tendered in the tender offer would be converted into a right to receive $0.40 per share in cash.

Consummation of the tender offer is conditioned upon the tender of at least a majority of outstanding shares of the Company and customary closing conditions which may be subject to waiver. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions ultimately will be consummated.

In the Merger Agreement, the Company has agreed that it will not, from the date of the Merger Agreement until the effective time of the Merger or the earlier termination of the Merger Agreement, solicit, initiate, or knowingly encourage or facilitate any proposals or offers from, or engage in negotiations with any party relating to an alternative transaction to the tender offer and merger. If the Company’s board of directors exercises its right under these provisions to pursue an unsolicited alternative transaction or takes certain other actions in support of an alternative transaction, or if under certain circumstances an alternative acquisition is successful, the Company would be required to pay in cash to Parent a termination fee equal to $150,000 plus up to $50,000 of Parent’s transaction fees and expenses.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Sub. The Merger Agreement may be terminated by both the Company, Parent and/or Sub if the tender offer has not been consummated by February 10, 2006 and certain other circumstances.

If, as a result of the purchase of shares in the tender offer, Parent owns in the aggregate at least 90% of the outstanding shares then upon completion of the tender offer, the merger may be effected without a shareholder vote. If less than 90% of the outstanding shares are owned by Parent upon completion of the tender offer, the Company has agreed to hold a shareholders meeting after the tender offer to vote on the merger.

The transactions have been unanimously approved by the Board of Directors of each of the Company and Parent. The Company’s Board of Directors has reviewed the tender offer and the merger on behalf of the Company’s public stockholders. The Company’s board of directors has (i) determined by unanimous vote of all members that each of the transactions contemplated under the Merger Agreement, is advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved the tender offer, the merger and the Merger Agreement in accordance with Delaware law, and (iii) recommended acceptance of the tender offer and adoption of the Merger Agreement by the Company’s stockholders. In addition, the board of directors has received opinions from its financial advisor, Seven Hills Partners, to the effect that the consideration proposed to be paid to the stockholders in the transaction is fair, from a financial point of view, to such stockholders.

The Company intends to file a Schedule 14D-9 Recommendation Statement with the Securities and Exchange Commission relating to the transaction. The Company understands that Parent intends to file a Schedule TO Offer Statement with the Securities and Exchange Commission. The Company’s stockholders are advised to read Parent’s tender offer statement and the Company’s solicitation/recommendation statement when they are available because they will contain important information about Parent and the Company, the tender offer and the merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure letters that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Stockholder Tender and Voting Agreement

In connection with the execution of the Merger Agreement, Parent and Sub entered into a Stockholder Tender and Voting Agreement dated as of December 7, 2005, (the “Tender Agreements”) with Alan Baratz, Gary Morgenthaler, Wade Woodson, Bob Davoli, Eugene Wong, Brett Adam, Will Frederick, Morgenthaler Venture Partners IV, L.P., Sigma Management V, LLC and Emancipation Capital (collectively, the “Supporting Stockholders”). Pursuant to the Tender Agreement, which applies to approximately 31% in the aggregate of the issued and outstanding shares of the Company’s common stock, each Supporting Stockholder has agreed, among other things, to tender in the tender offer the Company’s common stock owned and controlled by such Supporting Stockholder.

The foregoing description of the Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender Agreement filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 3.03 Material Modifications to Rights of Security Holders

Amendment to Rights Agreement

On December 7, 2005, the parties amended the Preferred Stock Rights Agreement (the “Rights Agreement”) between the Company and EquiServe Trust Company, N.A., as Rights Agent, to provide that the acquisition of the Company’s common stock by Parent pursuant to the tender offer described above will not trigger a stockholder’s right to exercise any Rights, as defined in the Rights Agreement.

Item 8.01 Other Events

On December 7, 2005, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 7, 2005, by and among Versata, Inc., Trilogy, Inc. and V Acquisition, Inc.

4.1	Amendment to Preferred Stock Rights Agreement, dated as of December 7, 2005

10.1	Form of Stockholder Tender and Voting Agreement by and among Trilogy, Inc., V Acquisition, Inc. and the persons listed in the signature page thereto

99.1	Press Release, dated December 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSATA, INC. (Registrant)

Date: December 7, 2005

	By:	/s/ William Frederick
William Frederick Chief Financial Officer, Secretary and Vice-President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 7, 2005, by and among Versata, Inc., Trilogy, Inc. and V Acquisition, Inc.

4.1	Amendment to Preferred Stock Rights Agreement, dated as of December 7, 2005

10.1	Form of Stockholder Tender and Voting Agreement by and among Trilogy, Inc., V Acquisition, Inc. and the persons listed in the signature page thereto

99.1	Press Release, dated December 7, 2005